Exhibit 99.1

Erickson Commences Registered Exchange Offer

PORTLAND, Ore. – May 2, 2014 – Erickson Incorporated (NASDAQ: EAC) (“Erickson” or the “Company”) today announced the commencement of an exchange offer for up to $355,000,000 aggregate principal amount of its unregistered 8.25% Second Priority Senior Secured Notes due 2020 (the “Original Notes”) for an equal principal amount of 8.25% Second Priority Senior Secured Notes due 2020 that have been registered under the Securities Act of 1933 (the “New Notes”). The New Notes are substantially identical to the Original Notes, except that the New Notes will be registered under the Act and will not bear any legend restricting their transfer.

The exchange offer will expire at 5:00 p.m. New York City time, on June 2, 2014 (the “Expiration Date”). The Company will accept for exchange any Original Notes validly tendered and not withdrawn prior to the Expiration Date, unless the exchange offer is extended or terminated.

The terms of the exchange offer and other information relating to the Company are set forth in a prospectus dated May 2, 2014. A written prospectus providing the terms of the exchange offer may be obtained from Wilmington Trust, National Association, which is serving as the exchange agent for the exchange offer. Wilmington Trust, National Association can be contacted at:

By Registered,

Certified or Regular Mail, Overnight Courier or

Hand Delivery

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1615

Attention: Workflow Management – 5th Floor

By Facsimile Transmission

(eligible institutions only):

(302) 636-4139, Attention: Exchange

Other Inquiries:

DTC2@wilmingtontrust.com

This press release does not constitute an offer to purchase any securities or the solicitation of an offer to sell any securities. The exchange offer is being made only pursuant to the prospectus dated May 2, 2014 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About Erickson

Erickson is a leading global provider of aviation services to a diverse mix of commercial and government customers. Erickson currently operates a diverse fleet of 91 rotary-wing and fixed wing aircraft, including a fleet of 20 heavy-lift S-64 Aircranes. This fleet supports a wide and worldwide variety of government and commercial customers, across a broad range of aerial services, including critical supply and logistics for deployed military forces, humanitarian relief, firefighting, timber harvesting, infrastructure construction, and crewing. Erickson also maintains a vertical manufacturing capability for the S-64 Aircrane, related components, and other aftermarket support and maintenance, repair, and overhaul services for the S-64 Aircrane and other aircraft.

Founded in 1971, Erickson is headquartered in Portland, Oregon and maintains facilities and operations in North America, South America, the Middle East, Africa and Asia-Pacific. For more information, please visit www.ericksonaviation.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You can identify forward-looking statements by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties more fully described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K, as well as the other reports we file with the Securities and Exchange Commission from time to time.

You should not place undue reliance on any forward-looking statements. Erickson assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable laws.

Investor Relations Contact:

ICR, Inc.

James Palczynski

(203) 247-2095

jp@icrinc.com

or

Media Contact:

Erickson

Brian Carlson

(503) 505-5884

bcarlson@ericksonaviation.com